Exhibit 10.26.1

FIRST AMENDMENT TO

STOCK PURCHASE AGREEMENT

DATED AS OF AUGUST 15, 2011

between

MIDDLEFIELD BANC CORP.

and

BANK OPPORTUNITY FUND LLC

Dated as of September 29, 2011

This FIRST AMENDMENT TO THE STOCK PURCHASE AGREEMENT, dated as of September 29, 2011(this “Amendment”), is entered into by and between Middlefield Banc Corp., an Ohio corporation (the “Company”), and Bank Opportunity Fund LLC, a Delaware limited liability company (the “Purchaser”). Certain capitalized terms used herein are defined in Section 7.17 of the Original Agreement (as hereafter defined).

RECITALS

WHEREAS, the Company and the Purchaser entered into a Stock Purchase Agreement, dated as of August 15, 2011 (the “Original Agreement”) relating to the purchase by the Purchaser of shares of the Company’s common stock, without par value (the “Common Stock”), at a per share offering price of $16.00; and

WHEREAS, the Company and the Purchaser mutually desire to amend the Original Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, the Parties agree as follows:

1. Article IV, Section 4.05 of the Original Agreement is hereby deleted in its entirety and the following new Section 4.05 is inserted in place thereof:

Section 4.05 Regulatory Filings. As soon as practicable following the date of this Agreement, but in no event later than October 21, 2011, (a) the Purchaser shall prepare and file with the Federal Reserve and the ODFI a notice pursuant to the Change in Bank Control Act of 1978, as amended (the “CBCA”) and Ohio Rev.Code § 1115.06, respectively, including entering into and submitting such appropriate passivity and anti-association commitments as the Federal Reserve may require to obtain confirmation from the Federal Reserve and the ODFI to the effect that the purchase of the Common Stock will not result in the Purchaser being deemed in control of the Company for purposes of the Bank Holding Company Act of 1956, as amended, and (b) Company shall request approval from the Federal Reserve, FDIC and the ODFI of the Business Plan referenced in Section 6.01(d). Each Party shall cooperate in the preparation and, where appropriate, filing of their respective notices or applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by the Transaction Documents, seeking the requisite Consents necessary to consummate the transactions contemplated by the Transaction Documents. The Company or the Purchaser, as applicable, shall permit the other Party to review those portions of such notices or applications containing information pertaining to such Party for a reasonable time prior to filing the same. To the extent available, the Parties shall request expedited treatment of such applications, and shall use each of their commercially reasonable efforts to pursue approval of the notices or applications. Neither Party’s obligations under this Section 4.05 shall be construed as including an obligation to accept any terms of or conditions to a Consent, authorization, order, or approval of, or any exemption by, any Regulatory Authority or other Party that are not acceptable to that respective Party, in its sole reasonable discretion, or to change the business practices of that respective Party in a manner not acceptable to that respective Party, in its sole reasonable discretion. In advance of filing any notices or applications for such regulatory approvals, each Party shall provide the other Party and its counsel with a copy of such applications (including the Revised Business Plan contemplated by Section 6.01(d) hereof), and provide the other Party a reasonable opportunity to comment thereon with respect to any portion thereof containing information pertaining to such Party, and thereafter shall promptly advise the other Party and its counsel of any material communication received by the filing Party or its counsel from any Regulatory Authorities with respect to such notices or applications.

2. Article VIII, Section 8.01(d) of the Original Agreement is hereby deleted in its entirety and the following new Subsection 8.01(d) is inserted in place thereof:

(d) by written notice by the Company or the Purchaser, as the case may be, in the event the Closing has not occurred on or prior to April 30, 2012 for any reason other than delay or nonperformance of or breach by the Party seeking such termination.

3. Except as expressly amended hereby, the terms and provisions of the Original Agreement remain in full force and effect in all respects, and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Original Agreement, the terms of this Amendment will prevail.

4. A facsimile or electronic copy of any counterpart of this Amendment with a signature of a Party hereto shall be given the same legal effect as the original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and the Purchaser have executed this Amendment as of the day and year first above written.

COMPANY: MIDDLEFIELD BANC CORP.

By:	/s/ Thomas G. Caldwell
Name:	Thomas G. Caldwell
Title:	President and Chief Executive Officer

PURCHASER:

BANK OPPORTUNITY FUND LLC

By:	Bank Acquisitions LLC, its managing member

By:	/s/ Richard J. Perry, Jr.
Name:	Richard J. Perry, Jr.
Title:	Managing Member

(Signature Page to First Amendment to Stock Purchase Agreement)